UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 23, 2014

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 23, 2014, the Board of Directors (the “Board”) of Owens-Illinois, Inc. (the “Company”) appointed Carol A. Williams to the Company’s Board effective February 20, 2014. In connection with Ms. Williams’ appointment, the Board increased its size from 11 members to 12 members. It is unknown at this time on which committee(s) of the Board Ms. Williams will serve. Ms. Williams will receive compensation as a non-management director in accordance with the Company’s director compensation program, which was approved by the Board in December 2013 effective January 1, 2014. This program includes an annual retainer of $67,500, $2,000 for each Board and committee meeting in which the director participates and an annual grant of restricted stock units in the amount of $92,500. Ms. Williams will also receive a pro rata portion of the 2013 restricted stock unit grant based on her service on the Board from the effective date of her appointment to the date of the Company’s 2014 Annual Meeting of Share Owners.

A copy of the press release announcing this change in the Company’s Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.                          FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                          Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: January 29, 2014	By:	/s/ Stephen P. Bramlage, Jr.
	Name:	Stephen P. Bramlage, Jr.
	Title:	Senior Vice President and Chief Financial Officer